United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2012

GENTIVA HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15669	36-4335801
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia	30339-3314
(Address of principal executive offices)	(Zip Code)

(770) 951-6450

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a)(1)	Settlement Agreement

On February 15, 2012, Odyssey HealthCare, Inc. (“Odyssey”), a wholly-owned subsidiary of Gentiva Health Services, Inc. (the “Company”), entered into a settlement agreement (the “Settlement Agreement”) with the United States, acting through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services, that resolves the investigation regarding Odyssey’s provision of continuous care services prior to the Company’s acquisition of Odyssey in August of 2010.

Pursuant to the Settlement Agreement, Odyssey will pay the United States $25 million within seven days following the effective date of the Settlement Agreement. The action has been filed under seal as a matter of law in the first instance, thereby preventing disclosure to the public except by court order.

(2)	Corporate Integrity Agreement

Odyssey entered into a five-year Corporate Integrity Agreement (the “CIA”) with the Office of Inspector General of the United States Department of Health and Human Services, which became effective on February 15, 2012, concurrent with the execution of the Settlement Agreement. Although the covered conduct relates to services prior to the Company’s acquisition of Odyssey, the CIA, for operational and organizational consistency, will relate to all of the Company’s hospice operations.

Corporate Integrity Obligations: Odyssey must maintain its compliance officer and its compliance committee, which must be chaired by the compliance officer and meet at least quarterly. Odyssey must also provide general and special training for covered persons, which includes all employees of Odyssey and certain employees of the Company. Within 90 days after the effective date of the CIA, Odyssey must engage an accounting, audit or consulting firm to perform verification and unallowable cost reviews. In addition, Odyssey’s eligibility review team must review the eligibility of Odyssey’s Medicare beneficiaries for the hospice services those beneficiaries received and prepare an eligibility review report.

Changes to Business Units or Locations: In the event that Odyssey changes locations, closes a business unit or location, purchases or establishes a new business unit or location, or sells any or all of its business units or locations, Odyssey must provide the Office of Inspector General with at least 30 days’ notice.

Implementation and Annual Reports: Within 120 days of the effective date of the CIA, Odyssey must provide a written report to the Office of Inspector General summarizing the status of its implementation of the requirements of the CIA. In addition, Odyssey must submit to the Office of Inspector General annually a report with respect to the status of, and findings regarding, Odyssey’s compliance activities.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press release, dated February 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC.

/s/ John N. Camperlengo
John N. Camperlengo
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Date: February 17, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 17, 2012.